EXHIBIT 10.49
                                                                   -------------

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 19th day of April, 2001, between Electronic Clearing House, Inc., a Nevada corporation with its principal place of business located at 28001 Dorothy Drive, Agoura Hills, CA 91301 ("Buyer"), and National Check Network, Inc., a South Dakota corporation with its principal place of business located at 2502 S. Alpine Rd., Rockford, IL 61108 ("NCN") and the shareholders of NCN ("Shareholders"). NCN and the Shareholders are collectively referred to herein as the "Seller."


                                   WITNESSETH:

WHEREAS, Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller all of Seller's right, title and interest in and to (i) certain Assets and Names as set forth herein, and (ii) the materials and rights relating thereto;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Seller and Buyer hereby agree as follows:

Asset Purchase Agmt (rev-4/10/01-9:39am)cmw

1.   SALE  OF  THE  ASSETS.
     (a) Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases from Seller, all of Seller's right, title and interest in and to the Assets and all materials and rights pertaining thereto listed on Exhibit A.

     (b) Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases from Seller, all of Seller's right, title and interest in and to the name "National Check Network," the acronym "NCN," and any trademarks, service marks, copyrights, and the like, utilized or owned by Seller that are related to such name or acronym, including all licenses and other rights related thereto ("Names").

2.   PRICE  AND  PAYMENT.

     (a) Buyer will pay Seller, on the Closing Date, as full payment for the Assets and Names and the materials and rights which Buyer is purchasing pursuant to Section 1 of this Agreement, $255,000.00, payable as follows:

          (i) $168,750.00 by certified check and made payable to National Check Network, Inc.; and

          (ii) shares of common capital stock of Buyer as shall have a value of $86,250.00 based on the closing price of Buyer's common capital stock on NASDAQ over the ten (10) day trading period immediately preceding April 6, 2001. Buyer acknowledges and agrees that such shares of common capital stock will be restricted stock that can only be transferred in accordance with applicable securities laws and regulations. The shares shall be issued in the number of shares for each named issuee as set forth on Exhibit C.

3.   SELLER'S WARRANTIES.

     (a)  Seller represents and warrants to Buyer:

          (i) Seller is the sole owner of all of the rights in and to all of the Assets and Names; the Assets and Names are not subject to any lien or other encumbrance or claim or to any option or other right in favor of a third party; except for the provisions of this Agreement, there are no monies owing or obligations outstanding with respect to any of the Assets and Names; and no consent or approval by or notice to any third party is required in connection with the sale of the Assets and Names to Buyer pursuant to this Agreement;

          (ii) except for Seller and the Buyer, no one has custody or control of any of the Assets and Names;

          (iii) except for those rights sold to Buyer under this Agreement, Seller does not own or have any other rights in or to any of the Assets and Names;

          (iv) neither any of the Assets and Names, nor the use of any of them by Buyer (i) violates or infringes any patent, copyright, trademark, service mark or other right, (ii) violates any agreement or document to which NCN or any Shareholder is a party, or misuses or misappropriates any trade secret or confidential information;

          (v) the Assets will operate properly for the purpose for which they have been designed, and are free from defects;

          (vi) there is no litigation or claim pending or threatened with respect to any of the Assets and Names;


          (vii) the Assets which Seller will deliver to Buyer pursuant to
               Section 1 will be in good condition and in good working order;

          (viii) the Assets and Names do not constitute a substantial part of the materials, supplies, merchandise or other inventory of Seller; the balance sheet of Seller as at February 28, 2001, a copy of which is attached hereto as Exhibit B, fairly reflects the assets and liabilities of Seller at that time, and since that date there have been no material changes in the assets and liabilities of Seller.

          (ix) the execution, delivery and performance of this Agreement has been duly authorized by Seller's board of directors;

          (x) NCN is a corporation duly organized, validly existing, and in good standing under the laws of South Dakota, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in all of those States in which it currently conducts business;

          (xi) The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following:
               (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of NCN or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, member agreement or other agreement, instrument, or arrangement to which NCN or any Shareholder is a party or by which any of them or the property of any of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of NCN; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the Assets or Names of NCN or any Shareholder which are the subject of Agreement;

          (xii) Seller has the right, power, legal capacity, and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than Seller are necessary in connection with the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NCN and the Shareholders have been duly authorized by all necessary corporate or other appropriate action on the part of NCN and all Shareholders.

          (xiii) Seller represents that it intends to cease business activities on a date no later than 120 days after the closing date and acknowledges that Buyer has agreed to the terms and conditions of this Agreement in reliance thereon.

          (b) The representations and warranties of Seller under Section 3(a) will survive execution of this Agreement.

4.   SELLER'S  INDEMNIFICATION.

     (a) NCN will indemnify Buyer against any claim or liability and will hold Buyer harmless from and pay any loss, damage, cost and expense (including, without limitation, legal fees, court costs and the cost of appellate proceedings) which Buyer incurs arising out of a breach of any of said representations and warranties or any claim against Buyer alleging facts which, if true, would result in a breach of any said representations and warranties. NCN will indemnify and defend Buyer against any claim or liability, and related expenses including legal fees and costs, arising out of, or in connection with, any act or omission of NCN or any Shareholder including, but not limited to, any breach of any agreement between NCN and any member of NCN or any other party, or any obligation to any creditor of NCN. Each Shareholder will indemnify and defend Buyer against any claim or liability, and related expenses including legal fees and costs, arising out of, or in connection, any act or omission of only that Shareholder, and not any other Shareholder or NCN.

     (b) The Indemnifications of NCN and Shareholders under Section 4(a) will survive execution of this Agreement.

5. BUYER'S WARRANTY. Buyer represents and warrants to Seller that the execution, delivery and performance of this Agreement have been duly authorized by Buyer's board of directors.

6.   AFFIRMATIVE  COVENANTS  OF  SELLER.

     (a) Seller shall deliver to Buyer, on the Closing Date, $75,000.00 by certified check payable to Rocky Mountain Retail Systems, Inc.

     (b) Seller will execute such additional documents as Buyer may reasonably request to vest or confirm the vesting in Buyer of all of the Assets and Names and title thereto.

     (c) Seller will provide, on or before 12:00 p.m. PDT, April 27, 2001 for the benefit of Buyer, the legal opinion of Seller's counsel, in form and content satisfactory to Buyer to the effect that (i) Buyer will receive full right, title and interest in the Assets and Names free and clear of all liens, claims, and encumbrances, and (ii) the sale and purchase of the Assets and Names comply with all laws and regulations applicable to Seller and the transactions contemplated pursuant to this Agreement, including, without limitation, Bulk Sales Laws and other laws regarding creditors' rights, and (iii) the purchase and sale of the Assets and Names and all of the covenants and agreements set forth in this Agreement have been duly authorized by the NCN Board of Directors and the Shareholders, and (iv) that the purchase and sale of the Assets and Names and all transactions contemplated pursuant to this agreement are consistent with the corporate charter documents and bylaws of NCN.

     (d) Promptly after execution of this Agreement, Seller will, at its risk and expense, deliver the Assets listed in Exhibit A to Buyer at Buyer's subsidiary's address at 215 Central Avenue NW, Suite 3A, Albuquerque, NM 87101.

     (e) Seller agrees that, after the Closing Date of this transaction, Seller will not use any of the Assets or Names transferred and sold to Buyer pursuant to this Agreement, unless Seller delivers to Buyer, concurrently with the execution of this Agreement, Seller's election to lease the Assets and obtain a license for use of the Names from Buyer and subject to the terms of Buyer's Lease and license agreements as referred to in paragraph 7(b) of this Agreement.

     (f) Seller hereby requests Buyer to perform all duties of Seller in connection with "billing" Existing NCN Members for services and activities provide to Existing NCN Members by NCN. Seller hereby assigns all rights of NCN from Existing NCN Members for compensation from those Existing NCN Members in connection with such services and activities provided by NCN. In that regard, Seller hereby assigns all of its rights, title and interests in connection with any contracts between NCN and any Existing NCN Member to Buyer with respect to any obligation of the Existing NCN Member to pay compensation to NCN for NCN services rendered and/or activities performed. Seller specifically acknowledges and agrees that none of the Seller's obligations or duties owed to any Existing NCN Member pursuant to any contracts or agreements between NCN and any Existing NCN Member is being assigned to or assumed by Buyer and that Seller remains obligated to each Existing NCN Member for Seller's and/or NCN's obligations and duties to each Existing Member. Seller covenants that it intends to cases business activities in the near future and Buyer is not requested to perform any billing activities after Seller ceases business activities. Seller also agrees that Buyer's subsidiary, XpressCheX, Inc., shall have no obligation to perform services pursuant to its contract with NCN after January 31, 2002.

7.   AFFIRMATIVE COVENANTS OF BUYER.

     (a) Upon receipt of Seller's certified check in the sum of $75,000.00, Buyer will cause its subsidiary, Rocky Mountain Retail Systems, Inc. ("RMRS") to begin the process to enroll, as a member of RMRS, any existing member of NCN ("Existing NCN Member") which submits a completed application to RMRS prior to December 31, 2001 for enrollment in accordance with the standard terms and conditions of RMRS. Buyer's obligation to cause its subsidiary RMRS to enroll any

          Existing NCN Member shall be conditioned and contingent upon receipt of a completed application prior to December 31, 2001 and the performance by the Existing NCN Member making application of all activities that may be reasonably necessary in connection with the RMRS enrollment process such as, but not limited to, the adapting the Existing NCN Member's NCN data to RMRS format and compatibility. Buyer represents and warrants that RMRS will use its best efforts to complete the enrollment process for each Existing NCN Member in a prompt manner. Buyer further represents and warrants that RMRS will provide appropriate technical specifications to Seller for adapting NCN Member's NCN data to RMRS format. Notwithstanding any or all of the foregoing, RMRS shall have no obligation to enroll any Existing NCN Member that was not an Existing NCN Member prior to March 01,2001.

     (b) In the event NCN notifies Buyer in writing, pursuant to the provisions of paragraph 6.(e) of its desire and intention to use any of the Assets listed in Exhibit A, or any of the Names, Buyer agrees to lease any such Assets and license of any such Names to NCN for a monthly rental and license fee of $1,000.00 for the first calendar month beginning 180 days after the date of closing of this Agreement. The monthly rental and license fee shall increase each calendar month thereafter by $1,000.00 per month until the monthly rental and license fee is $10,000.00 per month. Thereafter, the monthly rental and license fee shall remain at $10,000.00 per month. The term of the lease of any of the Assets and license for the Names to NCN shall be month-to-month terminable upon 30 days written notice, for any reason, or no reason at all, by Buyer or NCN. The parties will enter into a lease agreement and license agreement which will contain these term and monthly rental and license fee provisions as well as the usual and customary terms and conditions, including the requirement that the Assets be maintained and insured at Seller's sole cost and expense during the of the lease, and the right of NCN to grant a non-exclusive, non-transferable license to any Existing NCN Member to use any Name up to, but not after, December 31, 2001. However, any such license agreement shall not require NCN or any Existing NCN Member to be obligated to pay a license fee in connection with the use of any Name by an Existing NCN Member pursuant to a grant of a non-exclusive, non-transferable license from NCN. NCN's obligation to pay a monthly license fee for the use of any Name shall be conditioned upon the use of that Name by Seller but not by use of the Name by any Existing NCN Member pursuant to a grant of a nonexclusive, non-transferable license from NCN.

     (c) Buyer agrees that neither it nor any of its subsidiaries, as a shareholder of NCN will be entitled to participate in or receive any distribution of any cash or capital stock paid by Buyer to Seller hereunder.

     (d) On and after the Closing Date, Buyer agrees to perform all of NCN's "billing" functions to Existing NCN Members in connection with activities and services provided by NCN to the Existing NCN Members until such a time as Seller ceases business activities. Buyer's commitment to perform these services is conditional upon transfer by NCN of all its rights, title and interest in and to any and all payments from Existing NCN Members to Buyer for and in connection with all services or activities performed by NCN for Existing NCN Members. Seller hereby disclaims any right, title or interest in and to all monies payable to it by any Existing NCN Member in connection with services or activities performed by NCN for any Existing NCN Member on and after the Closing Date.

     (e) Buyer agrees to maintain all 800 telephone numbers being used by NCN in connection with the services and activities performed by NCN for Existing NCN Members as of March 31, 2001. On or after May 1, 2001, Buyer agrees to pay all costs and expenses under any written contract with each telecommunications company which provides 800 telephone number service to NCN. Buyer's obligations to maintain the 800 telephone numbers and pay all costs and fees shall terminate in the event NCN ceases business activities as the phrase is defined in paragraph 6(f) herein, unless the written contract with any telecommunication company requires payment of costs and fees by NCN after any date NCN ceases business activities.

8. CLOSING DATE; DEADLINE FOR EXECUTION BY SELLER. Seller acknowledges and understands that NCN and all Shareholders must execute this Agreement and deliver a fully executed copy of this Agreement, as well as the legal opinion required in Section 6.(c), to Buyer no later than 12:00 p.m. Pacific Daylight Time on Friday, April 27, 2001. In the event that a fully executed copy of this Agreement and the required legal opinion is not delivered to Buyer by this deadline, this Agreement and Buyer's obligations hereunder shall be null, void, and of no force and effect. In the event that a fully executed copy of this Agreement and the required legal opinion is delivered to Buyer by this deadline, the Closing Date on which Seller's and Buyer's respective duties hereunder must be performed will be April 30, 2001.

9. ENTIRE AGREEMENT; WAIVER; AMENDMENT. This Agreement may be amended only by an instrument in writing signed by Seller and Buyer. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

10. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither NCN nor any shareholder may assign any of its rights under this Agreement. No such assignment by NCN or any Shareholder shall relieve NCN or any such Shareholder of any of its obligations or duties under this Agreement.

12. RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other equitable or legal relief to which it or they may be entitled.

13. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law of the State of California.

15. SECTION HEADINGS. Section headings are for convenient reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

16. NOTICE. Any notice given by any party under this Agreement shall be in writing and delivered by deposit in the U.S. mail, postage prepaid, or sent by facsimile transmission or other authenticated message, charges prepaid, and addressed as follows:

     TO SELLER:                           TO BUYER:

     2502 S. Alpine Road                  215 Central Avenue NW, Suite 3A
     Rockford, IL 61108                   Agoura Hills, CA 91301
     Attn: Dick Brown, President          Attn: Kris Winkler, President
     Facsimile No.:                       Facsimile No.: 505/998-3146

     Each party may change the address to which notices, requests and other communications are sent by giving written notice of such changes to the other party.
17. FURTHER ASSURANCE. At any time or from time-to-time upon the request of any party, the other party will execute and deliver such further documents and do such other acts as the requesting party may reasonably request in order to effect fully the purposes of this Agreement and provide for the performance of all contemplated acts and activities in accordance with the terms of this Agreement.

18. JURY TRIAL WAIVER. In the event of any litigation, trial or other proceeding arising out of, related to, or in connection with this Agreement, the parties agree that any such litigation, trial or other proceeding shall be tried and heard by the court only and not by a jury trial.

19. CONFIDENTIALITY. The terms and conditions herein are to be treated as confidential information between the parties and their respective officers, directors, employees, agents, attorneys and representatives. Each party shall exercise the highest degree of care to avoid the publication or dissemination of the confidential information. The terms and conditions of this Agreement shall only be used by each party and their respective officers, directors, employees, agents, attorneys, and representatives in the furtherance of this Agreement or the performance of its obligations hereunder. The obligation of the parties not to disclose the terms of and conditions herein shall survive the closing of this Agreement. Disclosure of the terms and conditions of this Agreement pursuant to a valid order of a court or other governmental body of the United States or any political subdivision thereof is not prohibited, provided, however, that the party making disclosure pursuant to said order shall first have given notice, where practical, to the other party and shall either itself obtain, or allow the other party an opportunity to obtain, a protective order preventing or limiting such compelled disclosure.

20. INJUNCTIVE RELIEF. If any party commits a breach of any of the provisions of this Agreement, the other parties shall have, in addition to all other rights in law and equity, the right to have such provisions specifically enforced by any court having equity jurisdiction. It is acknowledged and agreed that any such breach shall cause irreparable injury to the other parties and that money damages will not provide an adequate remedy.

21. RIGHTS CUMULATIVE. All rights and remedies existing in this Agreement are cumulative to, and not exclusive of, any other rights or remedies available under this Agreement or applicable law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

National Check Network, Inc. ("NCN")  Electronic Clearing House, Inc. ("Buyer")

By: _________________________         By: _________________________
Signature & Title                         Signature & Title

NCN SHAREHOLDERS ("Shareholders")


_________________________             MAGIC SOFTWARE DEVELOPMENT, INC.
JERRY CALLAHAN                        215 Central NW, Suite 3A
                                      Albuquerque, NM 87102
_________________________
KATY CALLAHAN                         BY: _________________________


COLLECTRITE, INC.                     HOWARD PROPERTIES, LLC
BY: __________________________        BY: __________________________
        Signature & Title                   Signature & Title

ROCKFORD MERCANTILE AGENCY, INC.      ______________________________
                                      LARRY OEDING

BY: __________________________
       Signature & Title


______________________________        ______________________________
TOM DENT                              PAUL J. MOHR



_________________________             ______________________________
SUSAN STERGER                         FRANK L. CARNEY


L.J. ROSS ASSOCIATES, INC.            ______________________________
                                      JOHN LUSZ

                                      ______________________________
BY: _________________________         PEGGY LUSZ

                                    EXHIBIT A

ASSETS TO BE TRANSFERRED

                                  A)     Computer Equipment

Item                          Qty Serial Number NCN Asset#  Picked Up By        Date Picked Up

Apollo Case                    1                NCN023      Trigg Lawson/NCN    5/1/2000
Alarm Notification device      1                NCN027      Trigg Lawson/NCN    5/1/2000
Battery Matrix UPS 3000        1  P94062807274  NCN031      Trigg Lawson/NCN    5/1/2000
Battery Matrix UPS 3000        1                NCN032      Trigg Lawson/NCN    5/1/2000
Battery Matrix UPS 3000        1                NCN033      Trigg Lawson/NCN    5/1/2000
Battery Matrix UPS 3000        1                NCN034      Trigg Lawson/NCN    5/1/2000
Battery Matrix UPS 3000        1                NCN035      Trigg Lawson/NCN    5/1/2000
Battery Matrix UPS 3000        1                NCN036      Trigg Lawson/NCN    5/1/2000
Battery Matrix UPS 3000        1                NCN037      Trigg Lawson/NCN    5/1/2000
Kenmore A/C                    1  22711290      NCN039      Trigg Lawson/NCN    5/1/2000
T1 HT Comm Inc                 1  10154536      NCN042      Trigg Lawson/NCN    5/1/2000
3com Netbuilder II             1  1GA05293      NCN001      Trigg Lawson/NCN    5/1/2000
Cray DCP9401 T1                1  466768010     NCN004      Trigg Lawson/NCN    5/1/2000
Xylogics Micro Annex x1        1  00802D008164  NCN005      Trigg Lawson/NCN    5/1/2000
Xylogics Micro Annex x1        1  30002D01000A              Trigg Lawson/NCN    5/1/2000

3com Remote Office Router      1  1SC02322
Cray CSU/DSU                   1  9412060007
Cray Channel Bank              1  9605090043
Multitech Commplete Chassis    1  4933569
-2 RAS cards


                                      S 1

-6 modem cards
Multitech Commplete Chassis    1  4933574
-3 RAS cards (1 spare)         1
-7 modems cards (1 spare)      1
Exabyte DLT Drive              1  19500024
Winchester Flash Disk          1  97057501
Pentium Computer               3
Raid                           1
Zyxel Modems                   5
US Robotics Modems             6
Hypercom Nac                   1  34001845
Hypercom Nac                   1  420142
Port Master 2e                 1  1B04760
Port Master 2e                 1  1A27046
Computer Racks                 4
Infocus Lite pro 580              2AB0510714

                         B) Office Furniture & Equipment

STENO CHAIR                    2
SIDE CHAIR                     4
LATERAL FILE 2 DRAWER          1
6'X30" WORKSTATION             4
FILE (2 DRAWER)                4
BOOKCASE METAL                 2
DESKS METAL                    2
SECRETARIAL RETURNS            2
CABINET METAL                  1
CONVENTION DISPLAY             1
COPIER MINOLTA                 1
COMPUTER PC                    4


                                      S 2

MONITOR W/KEYBOARD             4
FAX                            1
PRINTER                        2


                                      S 3

EXHIBIT B

                             BALANCE SHEET OF SELLER



EXHIBIT C

              SHAREHOLDER ISSUEES OF BUYER'S COMMON CAPITAL STOCK *
                                 ("ECHO Shares")


                                      S 4